Exhibit 10.7
GXO LOGISTICS, INC.
CASH LONG-TERM INCENTIVE PLAN
SECTION 1.    Purpose; Effective Date. The purpose of this GXO Logistics, Inc. Cash Long-Term Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional employees (including prospective employees) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan shall be effective as of the date of the Spin-Off, upon the occurrence of which the Company shall become a separate publicly traded company.
SECTION 2.    Definitions. As used herein, the following terms shall have the meanings set forth below:
“Administrator” means the Compensation Committee of the Board, or such other committee as the Board may from time to time designate, which committee shall be comprised of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.
“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest.
“Assumed Spin-Off Award” means each award (a) originally granted to certain employees of the Company, XPO Logistics, Inc. and their respective subsidiaries under the XPO Cash Long-Term Incentive Plan effective as of January 1, 2020, and (b) assumed by the Company in connection with the Spin-Off pursuant to the terms of the Employee Matters Agreement between the Company and XPO entered into in connection with the Spin-Off.
“Award” means each (i) award granted under the Plan that entitles the holder to receive a fixed amount of cash subject to the terms and conditions of the Plan and the applicable Award Agreement and (ii) Assumed Spin-Off Award.
“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.
“Board” means the Board of Directors of the Company.
“Change of Control” shall (a) have the meaning set forth in an Award Agreement; or (b) if there is no definition set forth in the Award Agreement, shall have the meaning given in the Company’s 2021 Omnibus Incentive Compensation Plan, as amended, as in effect from time to time.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
“Company” means GXO Logistics, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

“Executive Officer” means an officer of the Company who is an executive officer of the Company within the meaning of Rule 3b-7 under the U.S. Securities Exchange Act of 1934, as amended.
“Participant” means any employee (including any prospective employee) of the Company or its Affiliates who is eligible for an Award under SECTION 4 and who is selected by the Administrator to receive an Award under the Plan or who holds an Assumed Spin-Off Award.
“Spin-Off” means the distribution of shares of shares of common stock of the Company to the stockholders of XPO in 2021, pursuant to the Separation and Distribution Agreement between the Company and XPO entered into in connection with such distribution.
“XPO” means XPO Logistics, Inc.
SECTION 3.    Administration.
(a)    Authority of the Administrator. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the amount of each Award, (iii) determine the terms and conditions of any Awards, (iv) determine the vesting schedules of Awards and, if certain performance goals must be attained in order for an Award to vest or be settled or paid, establish such performance goals and certify whether, and to what extent, such performance criteria have been attained, (v) determine whether, to what extent and under what circumstances cash payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Administrator, (vi) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (viii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (ix) amend any outstanding Award, and (x) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Performance goals applicable to any Award may consist of financial, operational and strategic performance measures for the Company, an Affiliate and/or any business or functional unit thereof; individual performance goals for Participants; and/or such other goals as may be determined by the Administrator.
(b)    Administrator Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.
(c)    Indemnification. No member of the Board of Directors of the Company, the Administrator or any officer or employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.
(d)    Delegation of Authority. The Administrator may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards pursuant to the Plan and all necessary and appropriate decisions and determinations with respect thereto; provided, however, that the Administrator shall administer the Plan with respect to any Participant who is an Executive Officer. No officer may designate himself or herself as an Award recipient under any authority delegated to the officer.
(e)    Any such officer of the Company to whom such authority is delegated shall be considered the Administrator when acting within the scope of such delegated authority.
SECTION 4.    Eligibility. Any employee (including any prospective employee) of the Company or any of its Affiliates shall be eligible to be designated a Participant.
SECTION 5.    Awards. Subject to the provisions of the Plan, the Administrator, in its sole and plenary discretion, shall have the authority to determine (i) the Participants to whom Awards shall be granted, (ii) the amount of each Award, (iii) the duration of the period during which, and the conditions, if any, under which, each Award may vest or may be forfeited to the Company and (iv) the other terms and conditions of each Award.
SECTION 6.    Amendment and Termination.
(a)    Amendments to the Plan. Subject to any applicable law or government regulation, the Plan may be amended, modified or terminated by the Company. No amendment,

modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Administrator in the applicable Award Agreement.
(b)    Amendments to Awards. The Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Administrator in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary.
SECTION 7.    Change of Control. Unless otherwise provided by the Administrator in the applicable Award Agreement, upon the occurrence of a Change in Control, each outstanding Award shall immediately vest and become payable within thirty (30) days thereafter.
SECTION 8.    General Provisions.
(a)    Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Administrator may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.
(b)    No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
(c)    Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount of any applicable withholding taxes in respect of an Award or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Administrator or the Company to satisfy all obligations for the payment of such taxes.

(d)    Section 409A.
(i)    It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.
(ii)    No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(iii)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Administrator , in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.
(iv)    Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
(e)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Administrator.
(f)    Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the plan and award agreement to which such Award was subject immediately prior to the Spin-Off, provided that, following the date of the Spin-Off, each such Award be administered by the Administrator (or its delegate) in accordance with the administrative procedures in effect under this Plan.
(g)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(h)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(j)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(k)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other person, on the other. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.
(l)    Recoupment of Awards. Any Award Agreement may provide for recoupment by the Company of all or any portion of an Award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the

Federal securities laws or as otherwise determined by the Administrator . This Section 8(l) shall not be the Company’s exclusive remedy with respect to such matters.
(m)    Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.